Exhibit 99.1

Contract NO:

Equity Transfer Agreement
(English Translation)

Target Company: Beijing PKU Chinafront High Technology Co., Ltd.

Beijing Equity Exchange

Transferor (Party A): Beijing University Technology Development Department
Registered Address: No. 105, Building 3, Beijing University, Haidian District, Beijing
Legal representative: Yuxiang Jiang
Tel: 010 -63981677

Transferee (Party B): China TransInfo Technology Group Co., Ltd.
Registered Address: Vision Bldg., 39 Xueyuan Rd., 9th Floor, Haidian District, Beijing, PRC
Legal representative: Shudong Xia
Tel: 010 -63961659

WHEREAS,

Party A is a validly existing business entity, officially founded on May 10, 1985 according to Law of the People's Republic of China. It is a state-owned enterprise under the Ministry of Education with registration number 11010814047756 (1-1).

Beijing PKU Chinafront High Technology Co., Ltd., the target company under this Agreement (the "Target Company"), is a validly existing business entity, in which Party A owns 3% of equity. It has an independent company qualification and its registration number is 110108001731887.

Party B is a private company validly existing and formally formed according to Law of the People's Republic of China. Its registration number is 110108011056883.

Party A intends to transfer its legal equity interest in the Target Company, while Party B intends to acquire the above-mentioned equity interest.

NOW, THEREFORE, on the basis of the principal of equality and mutual benefit, through friendly consultation, according to Contract Law of People's Republic of China and Temporary Measures for the Transfer of State-owned Property of Enterprise and other laws and regulations of PRC, both parties agree on transferring of 3% equity interest in the Target Company from Party A to Party B and enter into this equity transfer agreement ( the "Agreement") as follows:

Article I Definition and Interpretation

Unless otherwise provided in this Agreement, the definitions of terms of this Agreement are as follow:

1.1 Transferor means Beijing University Technology Development Department; Party A;

1.2 Transferee means China TransInfo Technology Group Co., Ltd.; Party B;

1.3 Beijing Equity Exchange means Beijing Equity Exchange LTD;

1.4 Transfer Price means under this Agreement, the consideration of equity interest paid from Party B to Party A;

1.5 Base date of evaluation means the issuing day of Written Report of Assets Evaluation, dated September 30, 2010, issued by a qualified accounting firm designated by Party A;

1.6 Deposit means before the date of this Agreement, Party B paid RMB900,000 as a deposit to a specified account with Beijing Equity Exchange as requested by Party A and Beijing Equity Exchange;

1.7 Approving Authority means the Ministry of Commerce, China Securities Regulatory Commission and other authorized agencies or authorities in accordance with laws and regulations of PRC;

1.8 Registration Authority means the People’s Republic of China State Administration for Industry and Commerce or other local authorities;

1.9 Equity Transfer Expenses mean any costs caused by transferor and / or the transferee in connection with the equity transfer, negotiation, preparation, execution of this Agreement and / or any document under this Agreement, or perform obligations under this Agreement; including costs and expenses incurred for obtaining of any necessary or appropriate exemption, consent or approval from any government authority or third party; and all cash expenses and total cost paid to property transfer institutions and brokers;

1.10 Equity Transfer Certificates mean the certificates, issued by Beijing Equity Exchange, stating the completion of transactions in accordance with its rules;

Unless otherwise provided in this Agreement, the following rules of interpretation shall apply:

1.11 Calculation of Period: if any actions or measures are taken before, during or after a certain period under this Agreement, the base day should be excluded when calculating the period; if the last day of this period is a non-business day, this period should be extended to next business day.

1.12 Currency: Under this Agreement, all RMB mentioned refers to China’s legal currency; all $ or dollars mentioned refers to legal currency of the United States;

1.13 Including: including but not limited to.

Article 2 Equity Transfer Subject

2.1 Party A holds 3% equity interest (the “Equity Interest”) in the Target Company and intends to this 3% interest to Party B.

2.2 RMB3,000,000, as the registered capital owned by Party A has been fully paid off by Party A.

2.3 There has been no security interest on the Equity Interest and it is not subject to any seizure or other prohibitive measures taken by any government authorities.

Article 3 Target Company

3.1 The Target Company is a validly existing business entity, in which Party A owns 3%. It is legally registered with independent legal person qualification.

3.2 The Target Company has been appraised by a qualified asset appraisal company, Beijing Haohaitongfang Asset Appraisal Co., Ltd with a Written Report of Assets Evaluation Haohai (2011) No. 2002 issued on September 30, 2010.

3.3 The Target Company does not have any issues that may affect the appraisal results or result in material adverse impact on the Target Company or its equity value that have not been disclosed in the above evaluation report.

3.4 Both parties entered into this Agreement based on this evaluation report.

Article 4 Preconditions of Equity Transfer

4.1 In accordance with relevant laws, regulations and policies, the Equity Interest has completed the listing process at Beijing Equity Exchange for public bid.

4.2 Party B has completed its approval or authorization procedures on acquiring the Equity Interest according to laws and regulations.

Article 5 Transfer Method

5.1 The Equity Interest was listed on Beijing Equity Exchange on September 29, 2011 for public bid. During the listing period, Party B was the only party intended to acquire the Equity Interest and will acquire the Equity Interest under this Agreement legally.

Article 6 Transfer Price and Payment

6.1 Transfer Price

According to the listing result, Party A will transfer the Equity Interest to Party B for RMB3, 000,000. The Deposit paid by Party B as requested by Party A and Beijing Equity Exchange, shall be used as part of the Transfer Price.

6.2 Currency

The Transfer Price is in RMB.

6.3 Payment Method

Party B shall pay the Transfer Price in one payment. The payment shall be made within 5 days following the date of this Agreement to the designated account with Beijing Equity Exchange.

Article 7 Approval and Closing

7.1 This transfer shall be approved by the Approving Authority according to the law. Both Parties should fulfill obligations to assist the approval process.

7.2 Within 15 business days after receiving the Equity Transfer Certificate from Beijing Equity Exchange, Party A shall convene a meeting of shareholders to adopt shareholder resolutions, amend articles of association and cause the Target Company to amend its registration with the Registration Authority. Party B shall provide necessary assistance and cooperation.

Article 8 Responsibility for Equity Transfer Expenses

Each party shall be responsible for its own expenses in connection with the transactions under this Agreement.

Article 9 responsibility for unpaid contribution (not applicable to paid ones)

This article is not applicable.

Article 10 Representations and Warranties of Party A

10.1 Party A represents and warrants that it legally owns the Equity Interest contemplated under this Agreement and has complete rights to dispose the Equity Interest legally.

10.2 All documents and information submitted to Party B and Beijing Equity Exchange are true, accurate and complete;

10.3 . The execution and delivery of this Agreement by Party A have been duly authorized by all necessary action on its part, and no further action is required by Party A. All preconditions for the validity and equity transfer under this Agreement have been satisfied.

10.4 The Equity Interest is free and clear of all liens and encumbrances whatsoever, which may impact the transfer of such interest.

Article 11 Representations and Warranties of Party B

11.1 The acquisition of the Equity Interest is in compliance with the laws and regulations of PRC without violating its industrial policies.

11.2 All documents and information submitted to Party A and Beijing Equity Exchange are true, accurate and complete;

11.3 The execution and delivery of this Agreement by Party B have been duly authorized by all necessary action on its part, and no further action is required by Party B. All preconditions for the validity and equity transfer under this Agreement have been satisfied.

Article 12 Breach of Contract

12.1 After the execution of this Agreement, the Party that requests termination of the Agreement without cause shall pay a one-time penalty equal to 10% of the Transfer Price and be responsible for any damages caused to the other party.

12.2 In case Party B fails to pay the Transfer Price timely under this Agreement, it shall pay late fees to Party A. The daily late fee shall be calculated based on the rate of 0.2% . Party A is entitled to terminate the Agreement if the payment is late for more than 5 days and request Party B to pay a one-time penalty equal to 10% of the Transfer Price and be responsible for any damages caused to Party A and the Target Company.

12.3 In case Party A fails to file with relevant government authorities or alter shareholder information, Party B is entitled to terminate this Agreement and request Party A to pay a one-time penalty equal to 10% of the Transfer Price.

Article 13 Amendment and Termination of the Agreement

13.1 This Agreement may be amended or terminated upon mutual consent of both parties.

13.2 In case one of the following circumstances occurs, either party may terminate this Agreement:

(1) The purpose of this Agreement will not be realized due to a Force Majeure event;
(2) Either party loses its performance capabilities;
(3) The purpose of this Agreement will not be realized due to a material breach of contract by either party;
(4) Any ccircumstances listed under Article 12 shall occur.

13.3 Any amendment to or termination of this Agreement shall be made in written and filed with Beijing Equity Exchange.

Article 14 Jurisdiction and Settlement of Disputes

14.1 This Agreement and the transactions contemplated by this Agreement are governed by the law of PRC.

14.2 All the disputes arising from the execution of the Agreement or related to the Agreement shall be settled through friendly consultations by the parties. In case no settlement through consultation can be reached, the first option of the following will apply: (either of them)

(1) Submit the dispute to the Office of BEIJING Arbitration Committee;
(2) Sue to people's court;

Article 15 Validity of this Agreement

This Agreement will come into force upon the execution by signing or stamping by the authorized representative of each party.

Article 16 Miscellaneous

16.1 Any amendment or supplement to this Agreement, if made, shall be in a written form and deemed as an appendix to this Agreement. The appendix of this Agreement has the same effects as this Agreement.

16.2 The documents, including but not limited to the commitment letter submitted by Party B in accordance with listing requirements in the equity transferring process, are integral and indispensable part of this Agreement and have the same effects as this Agreement.

16.3 This Agreement is made in seven copies. Each party holds one copy and the broker for each party holds one copy and Beijing Equity Exchange holds one. The rest copies will be used for approval and registration of the equity transfer.

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(This is the signature page)

Transferor (Party A) (Company Seal)	Transferee (Party B) (Company Seal)
By: /s/ Yunxiang Jiang	By: /s/ Shudong Xia
Legal Representative/Authorized Person	Legal Representative/Authorized Person

Date: December 13, 2011